Webb & Company, P.A.
Certified Public Accountants



                      INDEPENDENT AUDITORS' CONSENT


We hereby consent to the use in this Registration Statement on Form SB-2/A of our report dated August 22, 2003, relating to the financial statements of Golf Travel Promotions, Inc.

We also consent to the reference to our firm under the caption
"Experts" in the Registration Statement.


/s/ Webb & Company, P.A.
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WEBB & COMPANY, P.A.
BOYNTON BEACH, FLORIDA
April 21, 2004